CUSIP No. 10316T106	13G	Page 1 1 of 11 Pages

Exhibit 1

Members of Group

Deer VIII & Co. Ltd.

Deer VIII & Co. L.P.

Bessemer Venture Partners VIII L.P.

Bessemer Venture Partners VIII Institutional L.P.